Exhibit 99.1

GARRETT MOTION RECEIVES APPROVAL FOR CHAPTER 11 DISCLOSURE STATEMENT

ROLLE, Switzerland – March 10, 2021 – Garrett Motion Inc. (“Garrett”) today announced that the U.S. bankruptcy court has approved the disclosure statement in respect of Garrett’s proposed plan of reorganization, which is sponsored by a consortium of investors led by funds managed by Centerbridge Partners, L.P. (“Centerbridge”) and Oaktree Capital Management, L.P. (“Oaktree”) (the “Plan Sponsors”). Garrett has also filed an amended plan of reorganization to reflect the outcome of the successful court-approved mediation process, where Garrett and the Plan Sponsors reached a consensual agreement with the official equity committee on the terms and conditions of the plan of reorganization. Garrett expects to commence the mailing of information packages to its creditors and stockholders in connection with voting on the plan of reorganization and other related matters on or around March 19, 2021.

Olivier Rabiller, President and Chief Executive Officer of Garrett, said, “We are pleased with the progress in Garrett’s reorganization which paves the way for the quick completion of the process over the next several months. Garrett will emerge as a more robust company, with the resources to continue providing customers with our advanced technologies and exceptional service, offering employees opportunities for growth and advancement, and partnering productively with our suppliers.”

Earlier this month, Garrett also successfully allocated to lenders a $1.25 billion-equivalent term loan, which, alongside a new revolving credit facility, will provide financing to fund Garrett’s emergence from bankruptcy and refinance pre-petition and debtor-in-possession facilities. Closing of the exit financing remains subject to satisfaction of customary closing conditions.

Garrett and the Plan Sponsors will now work to implement the proposed transaction. Garrett continues to target emergence from Chapter 11 by the end of April 2021, subject to receiving bankruptcy court approval of its plan of reorganization and satisfaction of customary closing conditions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding and our Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, and more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Contact:

Michael Cimini

Garrett Motion Inc.

T: (973) 216-3986

Michael.Cimini@garrettmotion.com